EXHIBIT 99.2

Sandbox Enterprises, LLC

Consolidated Balance Sheets

June 30, 2016 and December 31, 2015

(Unaudited)

	2016	2015
Assets
Current Assets
Cash	$40,712	$595,098
Accounts receivable	8,993,432	8,025,809
Accounts receivable, other	33,040	35,536
Prepaid expenses and other	1,532,503	2,959,126

Total current assets	10,599,687	11,615,569

Property and Equipment, At Cost
Trucks and trailers	20,576,611	17,994,945
Warehouse and plant equipment	17,068,251	16,203,589
Office and computer equipment	1,177,336	897,271
Leasehold improvements	195,562	195,562

	39,017,760	35,291,367

Less accumulated depreciation and amortization	(8,723,542)	(5,344,847)

	30,294,218	29,946,520

Other Assets
Deferred financing costs	87,257	117,861
Intellectual property, net of amortization; 2016 - $260,515, 2015 - $171,802	2,784,112	2,069,631

	2,871,369	2,187,492

Total assets	$43,765,274	$43,749,581

Liabilities and Members’ Equity
Current Liabilities
Outstanding checks in excess of bank balance	811,155	—
Current maturities of long-term debt	300,000	300,000
Accounts payable	3,233,885	3,371,726
Related-party payables	1,347	1,337
Accrued expenses	1,791,120	1,080,227
Current portion of deferred revenue	1,626,632	1,651,463

Total current liabilities	7,764,139	6,404,753

Long-term Debt	450,000	600,000
Line of Credit	1,837,900	1,300,000
Subordinated Debt	7,028,891	8,705,189
Deferred Revenue	4,576,779	5,390,095

Total liabilities	21,657,709	22,400,037
Members’ Equity	22,107,565	21,349,544

Total liabilities and members’ equity	$43,765,274	$43,749,581

See Notes to Consolidated Financial Statements

Sandbox Enterprises, LLC

Consolidated Statements of Income

Six-month Periods Ended June 30, 2016 and 2015

(Unaudited)

	2016	2015
Net Sales	$28,089,227	$31,582,465
Costs of Operations	20,357,540	18,264,320

Gross Income	7,731,687	13,318,145

Selling, General and Administrative Expenses	5,677,744	3,441,247

Operating Income	2,053,943	9,876,898

Other Income (Expense)
Interest expense	(964,035)	(895,625)
Gain (loss) on sale of equipment	8,028	(17,171)
Other income	1,362	738

	(954,645)	(912,058)

Income Before Provision for State Income Taxes	1,099,298	8,964,840
Provision for State Income Taxes	50	30,000

Net Income	$1,099,248	$8,934,840

See Notes to Consolidated Financial Statements

Sandbox Enterprises, LLC

Consolidated Statements of Changes in Members’ Equity

Six-month Periods Ended June 30, 2016 and 2015

(Unaudited)

Balance, January 1, 2015	$8,169,445
Paid-in capital, warrants issued	1,875,000
Net income	8,934,840

Balance, June 30, 2015	$18,979,285

Balance, January 1, 2016	$21,349,544
Members’ distributions	(341,227)
Net income	1,099,248

Balance, June 30, 2016	$22,107,565

See Notes to Consolidated Financial Statements

Sandbox Enterprises, LLC

Consolidated Statements of Cash Flows

Six-month Periods Ended June 30, 2016 and 2015

(Unaudited)

	2016	2015
Operating Activities
Net income	$1,099,248	$8,934,840
Items not requiring (providing) cash:
Depreciation and amortization	3,482,690	1,764,328
(Gain) loss on sale of equipment	(8,028)	17,171
Amortization of subordinated debt discount	323,702	256,486
Amortization of deferred financing costs	30,604	22,941
Changes in:
Accounts receivable and other receivables	(965,127)	(5,831,409)
Prepaid expenses and other	1,426,623	685,609
Accounts payable and accrued expenses	573,062	1,768,170
Related-party payables	—	(690,147)
Deferred revenue	(838,147)	3,361,448

Net cash provided by operating activities	5,124,627	10,289,437

Investing Activities
Proceeds from sale of property and equipment	12,000	24,600
Purchase of property and equipment	(3,745,648)	(12,317,432)
Purchase of intellectual property	(803,193)	(399,725)

Net cash used in investing activities	(4,536,841)	(12,692,557)

Financing Activities
Outstanding checks in excess of bank balance	811,155	—
Principal payments on long-term debt	(150,000)	(450,000)
Net borrowings (repayments) on line of credit	537,900	(1,750,000)
Payments to related party	(2,000,000)	(1,631,253)
Proceeds from issuance of subordinated debt and warrants	—	10,000,000
Members distributions	(341,227)	—

Net cash provided by (used in) financing activities	(1,142,172)	6,168,747

Increase (Decrease) in Cash	(554,386)	3,765,627
Cash, Beginning of Period	595,098	434,097

Cash, End of Period	$40,712	$4,199,724

Supplemental Cash Flows Information
Interest paid	$962,714	$903,358
Income taxes paid	54,883	25,000
Property and equipment purchased through accounts payable	93,550	2,176,507

See Notes to Consolidated Financial Statements

Sandbox Enterprises, LLC

Notes to Consolidated Financial Statements

June 30, 2016 and December 31, 2015

(Unaudited)

Note 1: Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Sandbox Enterprises, LLC (Sandbox Enterprises) was formed on July 31, 2013, as a limited liability company under the State of Texas, by purchasing Sandbox Holdings, LLC, a Texas limited liability company, which was a sole member of, and owns all of the membership interests in, Sandbox Logistics, LLC and Sandbox Transportation, LLC. Under the terms of the LLC Operating Agreement, the period of duration of the Company is perpetual. Sandbox Enterprises is a holding company for Sandbox Logistics, LLC and Sandbox Transportation, LLC that earn revenues predominately from providing transportation services to companies in the oil and gas industry. Sandbox Logistics, LLC and Sandbox Transportation, LLC have operations in Houston, and Midland/Odessa, Texas, Morgantown, West Virginia, western North Dakota, northeast of Denver, Colorado, and south of San Antonio, Texas, where its major customers are located. Sandbox Enterprises extends unsecured credit to its customers.

There are two classes of Membership Interests consisting of Class A and B Units. The Class A Membership Interests share proportionately in their respective share of earnings or loss of the Company. Class B Membership Interests only share in the earnings or loss of the Company after a certain threshold value of the Company has been met. Upon satisfying the threshold value, Class B Membership Interests will share in the earnings, losses and distributions of the Company as defined in the Company Agreement.

Interim Financial Information

The unaudited condensed consolidated financial statements of the Company are prepared in conformity with accounting principles generally accepted in the United States of America, or GAAP, for interim financial reporting. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with GAAP have been condensed or omitted. Therefore, these condensed consolidated financial statements should be read along with the annual audited consolidated financial statements and notes thereto for the year ended December 31, 2015. The balances as of December 31, 2015, were derived from the audited consolidated financial statements. In management’s opinion, all adjustments necessary for a fair statement are reflected in the interim periods presented. Interim results for the six months ended June 30, 2016 may not be indicative of results that will be realized for the full year ending December 31, 2016.

Principles of Consolidation

The consolidated financial statements include the accounts of Sandbox Enterprises, LLC; Sandbox Logistics, LLC; Sandbox Transportation, LLC; Sandbox Leasing, LLC; and Oren Technologies, LLC (collectively, “the Company”). All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

At June 30, 2016, the Company’s cash accounts did not exceed federally insured limits.

Accounts Receivable

Accounts receivable are stated at the amount billed to customers. The Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables, historical collection information and existing economic conditions. Accounts receivable are ordinarily due 30 days after the issuance of the invoice. Accounts receivable past due more than 60 days are considered delinquent. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer. Management determined that no allowance was necessary at June 30, 2016 and December 31, 2015.

Property and Equipment

Property and equipment acquisitions are stated at cost less accumulated depreciation and amortization. Depreciation and amortization is charged to expense on the straight-line basis over the estimated useful life of each asset.

The estimated useful lives for each major depreciable classification of property and equipment are as follows:

Trucks and trailers	5-10 years
Warehouse and plant equipment	5-10 years
Office and computer equipment	5-7 years
Leasehold improvements	5-7 years

Intellectual Property

Intellectual property is considered an intangible asset with a finite life and is being amortized on the straight-line basis over 15 years. The asset is periodically evaluated as to the recoverability of their carrying values.

Long-lived Asset Impairment

The Company evaluates the recoverability of the carrying value of long-lived assets whenever events or circumstances indicate the carrying amount may not be recoverable. If a long-lived asset is tested for recoverability and the undiscounted estimated future cash flows expected to result from the use and eventual disposition of the asset is less than the carrying amount of the asset, the asset cost is adjusted to fair value and an impairment loss is recognized as the amount by which the carrying amount of a long-lived asset exceeds its fair value.

No asset impairment was recognized during the six-month periods ended June 30, 2016 and 2015.

Income Taxes

As a limited liability company, the Company is not a taxpaying entity for federal income tax purposes. Accordingly, the Company’s taxable income or loss is allocated to its members in accordance with their respective percentage ownership. Therefore, no provision or liability for federal income taxes has been included in the accompanying consolidated financial statements.

The Company files income tax returns in the U.S. Federal jurisdiction and franchise tax returns in the State of Texas. The Company is subject to U.S. Federal, state and local income tax examinations by tax authorities for all years since 2013.

Revenue Recognition

Revenue from the sale of the Company’s services is recognized as services are completed and products are delivered.

The Company received prepayments during 2015 and 2014 from five customers representing the prepayment of equipment set rental charges and license fees for terms of four to five years. All customer prepayments are recorded as deferred revenue, which is recognized as revenues over time as the term of the service period is completed. As of June 30, 2016, the Company had a net deferred revenue balance of $6,203,411, which will be recognized as revenue as follows:

2017	$1,626,632
2018	1,626,632
2019	1,626,632
2020	$1,323,515

Note 2: Line of Credit

The Company has a $5,000,000 revolving line of credit (line) expiring in 2017. At June 30, 2016 and December 31, 2015, there was $1,837,900 and $1,300,000, respectively, borrowed against this line. The line is collateralized by substantially all of the Company’s assets. Interest varies with the bank’s prime rate, which was 3.75 percent on June 30, 2016 and December 31, 2015, and is payable monthly.

In connection with these loans, the Company is required, among other things, to maintain certain financial conditions, including:

•	Fixed charge coverage ratio of not less than 1.25 to 1.00

•	Debt-to-tangible net worth ratio of not more than 3.50 to 1.00

Note 3: Long-term Debt

	2016	2015
Note payable, bank (A)	$750,000	$900,000
Less current maturities	300,000	300,000

	$450,000	$600,000

(A)	Due January 1, 2019; payable $25,000 monthly, including principal and interest at 4.00 percent, until January 1, 2019, at which time remaining unpaid principal is due; secured by all assets of the Company.

Aggregate annual maturities of long-term debt are:

Year Ending June 30	Amount
2017	$300,000
2018	300,000
2019	150,000

$750,000

Note 4: Subordinated Debt

In February 2015, the Company sold $10,000,000 of subordinated secured notes with warrants to a group of individual investors in private placement. The notes have an interest rate of 12 percent, which can be paid with cash or in kind during 2015. Principal payments are due beginning March 31, 2016, when minimum principal payments of $1,000,000 per quarter plus accrued interest are due quarterly, with escalated amounts potentially due based on the Company’s financial performance. The notes included warrants for 2.5 percent of the Company’s outstanding unit ownership at an initial exercise price of $0.01 per Class A Unit and $0.00 per Class B Unit and could escalate up to 4.5 percent of the Company’s ownership if certain financial performance thresholds are not exceeded. The officers of the Company were also released from their personal guarantees of the Company’s commercial bank debt obligations by the bank with the closing of sale of these subordinated notes.

Total proceeds received of $10,000,000 were allocated $1,875,000 to the warrants and $8,125,000 to the notes based on their relative fair values at the time of issuance. The relative fair value of the warrants of $1,875,000 at the time of issuance was recorded as paid-in capital and reduced the carrying value of the notes as a debt discount. The discount on the notes is being amortized to interest expense over the terms of the notes. For the six-month periods ended June 30, 2016 and 2015, debt discount amortization of approximately $324,000 and $256,000, respectively, was recorded. At June 30, 2016 and December 31, 2015, the unamortized discount on the notes is approximately $970,000 and $1,295,000, respectively.

The Company paid all interest currently due during 2016 and 2015 for these subordinated secured notes. Additionally, the warrant agreement’s financial performance threshold was exceeded by the 2015 actual results and no additional warrants are required to be issued pursuant to this agreement.

Note 5: Operating Lease

The Company has noncancellable operating leases for tractors, heavy equipment, and office and field locations that expire in various months through 2020.

Future minimum lease payments at June 30, were:

2017	$4,700,455
2018	2,870,800
2019	951,694
2020	58,004

$8,580,953

Note 6: Significant Estimates and Concentrations

Accounting principles generally accepted in the United States of America require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Those matters include the following:

General Litigation

The Company is subject to claims and lawsuits that arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the consolidated financial position, results of operations and cash flows of the Company.

Significant Customer

The Company had sales to three customers and five customers that exceeded 76 percent and 99 percent of total sales for the six-month periods ended June 30, 2016 and 2015, respectively. Accounts receivables from three of these customers exceeded 87 percent and 89 percent of total accounts receivable at June 30, 2016 and December 31, 2015, respectively.

Significant Vendor

The Company had payables to two vendors totaling approximately $580,000 and $1,400,000, which represents 28 percent and 40 percent of total accounts payable at June 30, 2016 and December 31, 2015, respectively.

Note 7: Subsequent Events

On August 1, 2016, the Company entered into a purchase and sale agreement by which U.S. Silica will acquire all of the outstanding membership units of the Company. The consideration includes 4,200,000 shares of U.S. Silica common stock and approximately $75,000,000 in cash and liabilities assumed, subject to customary adjustments at closing. The transaction is expected to close in August 2016, subject to receiving regulatory approvals.

Subsequent events have been evaluated through August 19, 2016, which is the date the consolidated financial statements were available to be issued.

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